Exhibit 99.1

CERTIFICATIONS OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Donald L. Drakeman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Medarex, Inc. on Form 10-K for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report of Medarex, Inc. on Form 10-K fairly presents in all material respects the financial condition and results of operations of Medarex, Inc.

By: /s/ Donald L. Drakeman

Name:    Donald L. Drakeman

Title:    President and Chief Executive Officer

Date:    March 28, 2003

I, Christian S. Schade, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Medarex, Inc. on Form 10-K for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report of Medarex, Inc. on Form 10-K fairly presents in all material respects the financial condition and results of operations of Medarex, Inc.

By: /s/ Christian S. Schade

Name:    Christian S. Schade

Title:    Senior Vice President and Chief Financial Officer

Date:    March 28, 2003